UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ANALEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANALEX CORPORATION

5904 Richmond Highway

Suite 300

Alexandria, Virginia 22303

April 14, 2003

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Analex Corporation (formerly Hadron, Inc.) to be held on May 20, 2003, at 10:00 a.m. local time at the Tower Club, located at 8000 Tower Crescent Drive, Vienna, Virginia 22182.

At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) election of the Company’s Board of Directors; (ii) approval of certain amendments to the Company’s 2002 Stock Option Plan, including an increase the number of shares of Common Stock reserved for issuance thereunder; (iii) ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2003; and (iv) any other business as may properly come before the meeting. We also will be pleased to report on the business of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is important and would be appreciated.

Sincerely,

/s/ STERLING E. PHILLIPS, JR.
Sterling E. Phillips, Jr.
President and Chief Executive Officer

/s/ JON M. STOUT
Jon M. Stout Chairman

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

ANALEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2003

TO THE STOCKHOLDERS OF ANALEX CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Analex Corporation, a Delaware corporation formerly known as Hadron, Inc. (the “Company”), is scheduled to be held on May 20, 2003 at 10:00 a.m., local time, at the Tower Club, 8000 Tower Crescent Drive, Vienna, Virginia 22182 for the following purposes:

1.	To elect eight (8) directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified;

2.	To approve certain amendments to the Company’s 2002 Stock Option Plan, including an increase in the number of shares of Common Stock reserved for issuance thereunder to 2,000,000.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2003; and

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

Stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD

/s/ RONALD B. ALEXANDER
Ronald B. Alexander
Senior Vice President, Chief Financial Officer and Corporate Secretary

Alexandria, Virginia

April 14, 2003

ANALEX CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of Common Stock, par value $0.02 per share (the “Common Stock”), of Analex Corporation, a Delaware corporation (the “Company”), in connection with the solicitation by the Board of proxies for use at the Annual Meeting of Stockholders to be held on May 20, 2003, at 10:00 a.m., local time, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders (the “Annual Meeting”). The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board is not currently aware of any other matters that will come before the Annual Meeting.

Proxies for use at the Annual Meeting are being solicited by the Board. These proxy solicitation materials are first being mailed on or about April 18, 2003 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company’s Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of each of the nominees for director listed under “Proposal No. 1—Election of Directors” below, to approve Proposals 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders and, in accordance with their best judgment, on any other matters which may properly come before the Annual Meeting.

Record Date and Voting Rights

Stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 14,749,548 shares of Common Stock were issued and outstanding, and there are no shares of the Company’s Preferred Stock issued or outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting.

Under Delaware law, (i) a plurality of the votes cast at the Annual Meeting is necessary to elect directors, (ii) the affirmative vote of a majority of the votes cast in person or by proxy is required to approve the amendments to the Company’s 2002 Stock Option Plan, and (iii) the affirmative vote of a majority of the votes cast in person or by proxy is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2003. With respect to the election of directors, shares that are entitled to vote for any particular nominee may be voted for such nominee or withheld from voting for such nominee. With respect to the election of directors, votes that are withheld and proxies relating to “street name” shares for which brokers have not received voting instructions from the beneficial owner (“Broker Non-Votes”) will be counted to determine whether a quorum is present, but will have no effect on the outcome. With respect to Proposal 2 (amendments to the 2002 Stock Option Plan), Proposal 3 (ratification of the appointment of Ernst & Young LLP) and any other proposal to come before the Annual Meeting, abstentions and Broker Non-Votes will be counted to determine whether a quorum is present. In determining whether any such proposal has received the requisite number of favorable votes, abstentions will be counted as part of the total number of votes cast on such proposal, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposal. Thus, abstentions will have the same effect as votes “against” the proposal, whereas Broker Non-Votes will have no effect in determining whether any such proposal has been approved by the stockholders.

At the Annual Meeting, ballots will be distributed with respect to each proposal to be voted upon to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes being in three categories: FOR, AGAINST or ABSTAIN, except in the case of the proposal to elect directors, the three categories will be, with respect to each director to be elected, FOR the director nominee, WITHHOLD AUTHORITY from voting for the director nominee or FOR another person to be elected as a director.

Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.

Name Change and Reincorporation

Pursuant to the approval of the Company’s stockholders obtained at the Company’s annual meeting held on May 21, 2002, the Company changed its name from Hadron, Inc. to Analex Corporation on July 1, 2002 by merging Hadron, Inc. into its wholly-owned subsidiary, Analex Corporation. Pursuant to the merger, the Company was reincorporated as a Delaware corporation. Hadron acquired the former Analex Corporation on November 5, 2001. The Company’s name was changed to improve marketing effectiveness and to take advantage of Analex’s broader name recognition in both the intelligence and aerospace systems engineering market segments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 7, 2003 regarding the beneficial ownership of the Company’s Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Analex Corporation, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The percentages shown below are calculated in accordance with Securities and Exchange Commission rules and are based on 14,749,548 shares of Common Stock outstanding as of April 7, 2003.

Name and Address	Number of Shares	Percent of Class
Jon M. Stout	6,214,893(1)(2)	37.4%

Shawna L. Stout	6,214,893(1)(3)	37.4%

Stout Dynastic Trust 13380 W. Polo Road Wellington, FL 33414	6,214,893(1)(4)	37.4%

Patricia W. Stout 13380 W. Polo Road Wellington, FL 33414	6,214,893(1)(5)	37.4%

S Co., LLC 13380 W. Polo Road Wellington, FL 33414	6,214,893(1)(6)	37.4%

J. Richard Knop Windsor Group One Discovery Square, Suite 700 12919 Sunset Hills Road Reston, VA 20190	6,214,893(1)(7)	37.4%

C.W. Gilluly, Ed.D.	1,145,781(1)(8)	7.5%

Lese Ann Kodger P. O. Box 45515 Westlake, OH 44145	1,579,959	10.7%

Peter C. Belford, Sr.	1,108,397	7.5%

Gerald R. McNichols, Sc.D.	642,056(9)	4.3%

Lincoln D. Faurer	—	*

Daniel R. Young	20,000	*

Alan L. Kaplan	—	*

Sterling E. Phillips, Jr.	1,524,546(10)	9.4%

Ronald B. Alexander	155,004(11)	1.0%

George W. Tonn	278,641(12)	1.9%

Dr. Kenneth Alibek	42,865(13)	*

Stephen C. Dolbey	33,334(14)	*

All directors and executive officers as a group (15 persons)	18,593,990(1)(15)	75.2%

*	Less than 1%

(1)	Includes certain shares as to which voting power is shared in certain respects as a result of the Voting Agreement more fully described in “Proposal No. 1 – Election of Directors,” below.
(2)	Includes 166,634 shares held by Patricia W. Stout, Mr. Stout’s wife, 184,549 shares held by Mr. Stout’s children, 1,515,422 shares held by the Stout Dynastic Trust (the “Stout Trust”), and 740,605 shares held by S Co., LLC; includes 65,000 shares which may be acquired upon the exercise of options; and includes 235,161, 230,769, and 668,158 shares which may be acquired respectively by Mr. Stout, Patricia Stout, and the Stout Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,213,127 shares of the Company’s Common Stock as to which Mr. Stout has shared voting power.
(3)	Includes 195,468 shares held by Mr. Stout, 166,634 shares held by Mrs. Stout, 89,776 shares held by Marcus Stout, Shawna Stout’s brother, 1,515,422 shares held by the Stout Trust and 740,605 shares held by S Co., LLC; includes 4,997 shares which may be acquired upon the exercise of options; and includes 235,161, 230,769, and 668,158 shares which may be acquired respectively by Mr. Stout, Patricia Stout, and the Stout Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options exercisable by others representing 2,213,127 shares of the Company’s Common Stock as to which Mr. Stout has shared voting power.
(4)	Includes 195,468 shares held by Mr. Stout, who is the Trustee of the Stout Trust, 166,634 shares held by Patricia Stout, 184,549 shares held by the children of Mr. Stout and 740,605 shares held by S Co., LLC; includes 65,000 shares which may be acquired by Mr. Stout upon the exercise of options; and includes 668,158, 235,161, and 230,769 shares which may be acquired respectively by the Stout Trust, Mr. Stout, and Patricia Stout pursuant to warrants which are immediately exercisable. Includes shares, warrants and options exercisable by others representing 2,213,127 shares of the Company’s Common Stock as to which Mr. Stout has shared voting power.
(5)	Includes 195,468 shares held by Mr. Stout, 184,549 shares held by Mrs. Stout’s children, 1,515,422 shares held by the Stout Trust and 740,605 shares held by S Co., LLC; includes 65,000 shares which may be acquired by Mr. Stout upon the exercise of options; and includes 230,769, 235,161 and 668,158 shares which may be acquired respectively by Patricia Stout, Mr. Stout and the Stout Trust pursuant to warrants which are immediately exercisable. Includes shares, warrants and options immediately exercisable by others representing 2,213,127 shares of the Company’s Common Stock as to which Patricia Stout has shared voting power.
(6)	Includes 195,468 shares held by Mr. Stout, 166,634 shares held by Patricia Stout, 179,552 shares held by the children of Mr. Stout, all of whom are principals in S Co., LLC and 1,475,422 shares held by the Stout Trust; includes 65,000 shares which may be acquired by Mr. Stout upon the exercise of options; and includes 668,158, 235,161, and 230,769 shares which may be acquired respectively by the Stout Trust, Mr. Stout, and Patricia Stout pursuant to warrants which are immediately exercisable. Includes shares, warrants and options exercisable by others representing 2,213,127 shares of the Company’s Common Stock as to which Mr. Stout has shared voting power.
(7)	Includes warrants exercisable to purchase 223,686 shares of the Company’s Common Stock. Includes shares, warrants and options exercisable by others representing 5,199,072 shares of the Company’s Common Stock as to which Mr. Knop has shared voting power.
(8)	Includes warrants exercisable to purchase 400,000 shares of the Company’s Common Stock. Also includes 61,667 shares which may be acquired upon the exercise of options. Includes 122,239 shares held by AMASYS Corporation. Mr. Gilluly is the controlling stockholder of AMASYS Corporation.
(9)	Includes 12,497 shares which may be acquired upon the exercise of options and 48,056 shares which may be acquired pursuant to warrants.
(10)	Includes 1,417,779 shares which may be acquired upon the exercise of options.
(11)	Includes 150,004 shares which may be acquired upon the exercise of options.
(12)	Includes 175,000 shares which may be acquired upon the exercise of options.
(13)	Includes 35,000 shares which may be acquired upon the exercise of options.
(14)	Includes 33,334 shares which may be acquired upon the exercise of options.
(15)	Includes 2,038,612 shares which may be acquired upon the exercise of options and 1,805,830 shares which may be acquired pursuant to warrants.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Recent Events

On April 1, 2003, each of John D. Sanders, C. W. Gilluly and Gerald R. Young retired from the Board of Directors. On April 10, 2003, the Board appointed Lincoln D. Faurer, Alan L. Kaplan and Daniel R. Young as directors to fill the vacancies resulting from the resignations of Messrs. Sanders, Gilluly and Gerald R. Young. As more fully described below, each of Messrs. Faurer, Kaplan and Daniel R. Young is a nominee for election as a director at the Annual Meeting.

Voting Agreement

On March 30, 2000, each of Jon M. Stout, Patricia W. Stout, the Stout Dynastic Trust (collectively, the “Stouts”), Mr. Knop (the Stouts and Mr. Knop, collectively, the “Investors”), Dr. John D. Sanders, Mr. Gilluly and certain affiliates of Boles Knop & Company, L.L.C. (the Investors, Dr. Sanders, Mr. Gilluly and the Boles Knop affiliates, collectively, the “Voting Group”) entered into a Voting Agreement (the “Voting Agreement”) in connection with a purchase of the Company’s securities by the Investors and Dr. Sanders. Pursuant to the terms of the Voting Agreement, the Voting Group agreed, for a period of five (5) years from March 30, 2000, to vote all of the voting shares of the Company over which they have voting control and to take all other actions within each Voting Group member’s control (as a stockholder, director, member of a board committee or officer of the Company or otherwise), so that, among other things: (i) during the term of the Voting Agreement, the Investors shall be entitled to nominate a majority of the members of the Board (the “Nominees”) and the Voting Group members shall vote their shares to elect such Nominees; (ii) any Nominee elected or appointed as a director will be removed from the Board (and thereupon from all committees of the Board), with or without cause, only upon the written request or consent of the Investors; and (iii) in the event that any Nominee ceases to serve as a member of the Board or any committee thereof for any reason during such Nominee’s term of office, the resulting vacancy on the Board or committee will be filled by a newly designated Nominee. Dr. Sanders ceased to be a party to the Voting Agreement on November 1, 2002. The individuals nominated for director at the Annual Meeting by the Voting Group members are Jon M. Stout, Gerald R. McNichols, Shawna Stout and Alan L. Kaplan.

Directors and Nominees

Eight directors, constituting the entire Board, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. Each person named below is currently a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board will occur.

The names of the eight directors and certain other information about them are set forth below:

Directors	Age	Director Since	Office Held with Company
Jon M. Stout*	56	2000	Chairman of the Board and Director
Peter C. Belford, Sr.	56	2001	Director
Lincoln D. Faurer	75	2003	Director
Alan L. Kaplan, CPA*	31	2003	Director
Gerald R. McNichols, Sc.D.*	59	2000	Director
Sterling E. Phillips, Jr.	56	2001	Director, President and Chief Executive Officer
Shawna L. Stout*	28	2001	Director
Daniel R. Young	69	2003	Director

*	This individual is nominated by the parties to the Voting Agreement pursuant to the terms thereof described above.

Jon M. Stout was appointed the Company’s President and Chief Executive Officer and to the Board on March 31, 2000. On January 16, 2001, Mr. Stout resigned as President and Chief Executive Officer of the Company and was appointed to the position of Chairman. Mr. Stout, along with his wife, founded DPC Technologies, Inc., a military intelligence information technology company, which was sold to Northrop Grumman in 1999. Prior to that endeavor, Mr. Stout served in senior management and marketing positions with various firms, including the Harris Corporation and Perkin Elmer Corporation.

Peter C. Belford, Sr., who was appointed to the Board on November 9, 2001, has more than 30 years experience in building and operating companies in the Federal Government sector. Mr. Belford was President of Analex Corporation from 2000 until it was acquired by the Company in November 2001. From 1997 through 2000, he held the position of Senior Vice President for Federal Data Corporation, a government information technology services provider, and from 1985 to 1997 served as President and Chief Operating Officer of NYMA, Inc., a federal contractor. Prior to these positions, Mr. Belford served thirteen years as Vice President with Computer Sciences Corporation, an information technology services provider.

Lincoln D. Faurer was appointed to the Board on April 10, 2003. Mr. Faurer has more than 15 years of experience in building and operating companies in the government contracting industry and was Director of the National Security Agency from 1981 to 1985. Since 1992, Mr. Faurer has been the President of LDF Inc., which provides consulting services on command, control, communications, computing and intelligence (C4I) matters. In addition to being a retired Air Force officer, Mr. Faurer has held senior positions with various intelligence organizations including Defense Intelligence Agency, NATO Military Committee, HQS U.S. European Command and HQS U.S. Southern Command. Mr. Faurer serves as a director of ALPHATECH, Inc. and TSI TelSys Corp. and also serves on the advisory board of ManTech Aegis Research Corporation, a subsidiary of ManTech International Corp.

Alan L. Kaplan, CPA, was appointed to the Board on April 10, 2003. Mr. Kaplan has five years experience in public accounting and three years experience in financial management in the government contracting industry. Since July 2002, Mr. Kaplan has been a consultant and finance specialist with Triton Services, Inc. an information technology company. From January 2001 to April 2002, Mr. Kaplan served as the Vice President and Chief Financial Officer of ParaGea Communications, LLC, a telecommunications services provider. From December 1999 to January 2001, Mr. Kaplan was the Vice President of Finance and Administration of Emediat Solutions, Inc., a subsidiary of Triton Services providing business software and services. From December 1997 to November 1999, Mr. Kaplan was a supervisor and manager at RSM McGladrey, Inc., an accounting and consulting firm. Mr. Kaplan is a certified public accountant.

Gerald R. McNichols, Sc.D., who was appointed to the Board on June 12, 2000, has more than 35 years of experience in management and consulting. He has founded several companies and serves on the boards of various private firms. Since 1999, Mr. McNichols has been the Chief Executive Officer of McNichols & McNichols, a consulting company which “Helps Entrepreneurs Grow”. In 1977, Dr. McNichols founded Management Consulting & Research, Inc., a federal contractor, which was sold to GRC International, Inc. in 1999. He served on GRCI’s Board until they were sold to AT&T in 2000. Dr. McNichols was commissioned by the Air Force in 1965 and spent four years in the Air Force before joining the Office of the Secretary of Defense.

Sterling E. Phillips, Jr., was appointed the Company’s President and Chief Executive Officer and a director on January 16, 2001. Prior to joining the Company, Mr. Phillips held senior management positions with Federal Data Corporation in the Science and Engineering and Corporate Marketing Groups from 1996 to 2001. From 1993 to 1996, he was the Chief Operating Officer of TRI-COR Industries, Inc. an information technology company, and from 1992 to 1993 served as President of Business Development for Computer Sciences Corporation. Prior to these positions, he held senior national and international marketing positions with International Business Machines Corporation for twenty-four years.

Shawna L. Stout, who was appointed to the Board on November 9, 2001, has been Managing Partner of The Shawmark Group, an investment firm, since July 1999. From 1997 through 1999, Ms. Stout held the position of Director of Finance with DPC Technologies, Inc. Prior to these positions, she worked as an Assistant Trader for the Union Bank of Switzerland. She is the daughter of the Company’s Chairman, Jon M. Stout. Ms. Stout is a 1996 graduate of The Wharton School of the University of Pennsylvania.

Daniel R. Young was appointed to the Board on April 10, 2003. In 1976, Mr. Young joined Federal Data Corporation as Executive Vice President. He was appointed President in 1985 and became Chief Executive Officer in 1995. From 1995 until Federal Data was acquired by Northrop-Grumman in 2000, he was Vice Chairman and Chief Executive Officer. Mr. Young is a graduate of the University of Texas where he earned a B.S. degree in engineering and a J.D. from the University of Texas Law School of Law. He also served as an officer in the U.S. Navy. Mr. Young serves as a director of GTSI Corporation and Halifax Corporation, and also serves on the advisory boards of several public and private companies.

The Board of Directors Unanimously Recommends that the Stockholders

Vote FOR the Election of Jon M. Stout, Peter C. Belford, Sr., Lincoln D. Faurer,

Alan L. Kaplan, Gerald R. McNichols, Sterling E. Phillips, Jr.,

Shawna L. Stout and Daniel R. Young as Directors.

EXECUTIVE OFFICERS

The following table contains information as to the executive officers of the Company, who are not also directors of the Company:

Name	Age	Officer Since	Office Held With Company
Ronald B. Alexander	55	2001	Senior Vice President, Chief Financial Officer and Corporate Secretary

George W. Tonn	60	2001	Senior Vice President

Stephen C. Dolbey	56	2003	Vice President

Charles Floyd	62	2003	Vice President

Heinz Wimmer	58	2003	Vice President

Kenneth Alibek, M.D.	52	2000	Vice Chairman and Chief Scientist, Advanced Biosystems, Inc. (subsidiary)

Julie Holt	39	2003	President, Advanced Biosystems, Inc. (subsidiary)

Ronald B. Alexander appointed Senior Vice President and Chief Financial Officer of the Company in November 2001 and Corporate Secretary in June 2002. From March 2000 until joining the Company, Mr. Alexander was the managing director of Alexander & Co., a financial and management consulting firm. From 1990 forward, Mr. Alexander has served as the Chief Financial Officer of public companies doing business in market segments involving computer manufacturing, IT technology and systems’ engineering, software development, internet infrastructure development, telecommunications equipment and services, and professional services. These firms include Commodore International, Ltd., a global computer manufacturing company, GRC International, a professional services government contractor and telecommunications equipment and systems developer, AppNet Systems, Inc., a provider of e-commerce solutions and TTC Inc., a telecommunications equipment and systems manufacturer.

George W. Tonn was appointed Senior Vice President of the Company in April 2001, and is responsible for Washington operations. Prior to joining the Company, Mr. Tonn was with Raytheon, Inc., a provider of defense and other government related services and products, where he served as the Director of the Advanced Battle Management Systems organization in the Strategic Systems Division from 1998 to 2001. Mr. Tonn’s previous experience includes positions with Hughes Aircraft, Hughes Information Technology Company, SAIC, IBM Federal Systems, and service as a lieutenant colonel in the U.S. Army.

Stephen C. Dolbey was appointed Vice President of the Company in January 2003. Mr. Dolbey is responsible for western operations, focusing on advanced software development and test using modern CASE tools and innovative testing concepts in the area of embedded real time systems. From March 1988 until November 2001, Mr. Dolbey was Vice President and Chief Information Officer of the former Analex Corporation acquired in November 2001. From 1964 to 1988, Mr. Dolbey held various management and engineering positions with Westinghouse Defense Systems

Charles Floyd was appointed Vice President of the Company in January 2003. Mr. Floyd joined Analex in 2002 as Program Manager of the Company’s ELVIS contract with NASA. He has over 36 years of experience in vehicle systems and sub-systems, systems integration and test, and flight software development and testing. Twenty years were with NASA, and the 16 most recent have been in senior and program management positions in contracts supporting NASA. From 1994 to 1999, Mr. Floyd was with Raytheon, from 1991 to 1994 with Northrop-Grumman, and from 1985 to 1991 with Lockheed Martin.

Heinz Wimmer was appointed Vice President of the Company in January 2003. Mr. Wimmer is responsible for mid-west operations focusing on independent verification and validation activity with the National Reconnaissance Office for their Atlas expendable launch vehicle missions. From February 2000 until November 2001, Mr. Wimmer was Vice President of the former Analex Corporation acquired in 2001. Prior to joining Analex, Mr. Wimmer concluded a 34 year career with NASA at the Glenn Research Center including 25 years experience with expendable launch vehicles.

Dr. Kenneth Alibek was appointed Vice Chairman of Advanced Biosystems, Inc. in September 2000. Dr. Alibek joined the Company in April 1999 as Chief Scientist and leads the Company’s medical research and biowarfare defense initiatives. Prior to joining the Company, Dr. Alibek served as Program Manager for Battelle Memorial Institute, a technology research institute, from 1998 to 1999. From 1996 to 1998, he was Program Manager at SRS Technologies, an information technology company. From 1992 to 1996, Dr. Alibek held various research and consulting positions at the National Institutes of Health and BDM Federal, Inc., a government services provider. Prior to coming to the United States in 1992, Dr. Alibek served as the First Deputy Chief of Biopreparat, the principal government agency for biological weapons research and development in the former Soviet Union.

Julie Holt was appointed Vice President of the Company in January 2003 and also serves as President of the Company’s Advanced Biosystems, Inc. (ABS) subsidiary. Prior to joining the Company, from 1998 to 2002, Ms. Holt was Program Manager at Battelle Memorial Institute, where she coordinated consequence management programs with federal, state, and local emergency management agencies and hazardous material first responders. In addition, Ms. Holt is a former Foreign Service Officer with the U.S. Department of State.

Board Meetings and Committees

The Board held a total of five meetings during the year ended December 31, 2002. Each director attended in person or telephonically all of the meetings held by the Board and all committees thereof on which he served during the year ended December 31, 2002. The Board has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee or an Executive Committee.

The Audit Committee’s responsibilities include: (i) selecting, overseeing, retaining and determining the compensation of the Company’s independent auditors, (ii) approving all significant non-audit engagements by the Company of the independent auditor, (iii) reviewing and evaluating the Company’s financial reporting as well as the advice and performance of the Company’s independent auditor, (iv) consulting with the Company’s independent auditor as required under applicable accounting standards, and (v) receiving, evaluating and investigating complaints regarding accounting practices, internal controls and auditing matters. The Board has adopted a written charter for the Audit Committee, the most recently amended version of which is attached as Appendix A to this Proxy Statement.

The Audit Committee met three times during the year ended December 31, 2002. During the year ended December 31, 2002 and until April 1, 2003, the members of the Audit Committee were John D. Sanders, Gerald R. Young and Gerald R. McNichols. On April 10, 2003, Alan L. Kaplan and Daniel R. Young were appointed to the Audit Committee to fill the vacancies resulting from the retirement of each of Dr. Sanders and Gerald R. Young from the Board. The Board, in its business judgment, has determined that each of the current members of the Audit Committee are “independent” as defined in Section 121(A) of the listing standards of the American Stock Exchange. For additional information regarding the Audit Committee, see “Report of the Audit Committee of the Board of Directors”, below.

The Compensation Committee evaluates management’s recommendations and makes its own recommendations to the Board concerning the compensation of the Company’s executive officers. It is also responsible for the formulation of the Company’s executive compensation policy and the research, analysis and subsequent recommendation regarding the establishment and administration of the Company’s stock option and stock purchase plans. The Compensation Committee held two meetings in the year ended December 31, 2002. From January 31, 2002 until May 21, 2003, the members of the Compensation Committee were Gerald R. McNichols, John D. Sanders and Gerald R. Young. On May 21, 2002, Dr. Sanders and Mr. Young resigned from the Compensation Committee and Peter L. Belford and Shawna L. Stout replaced them. On April 10, 2003, Lincoln Faurer was appointed to the Compensation Committee to replace Mr. McNichols.

Compensation of Directors

As of January 1, 2003, directors receive a quarterly cash fee of $3,000 for their services. In addition, directors receive $1,000 per Board meeting attended, and $500 for each committee meeting attended (unless such meeting is combined with a full Board meeting). Under the Company’s 2002 Stock Option Plan, each non-employee director is entitled to be granted an option to purchase 5,000 shares of Common Stock on the date of such director’s initial appointment to the Board and, while such director serves on the Board, he or she is entitled to be granted an option to purchase 5,000 shares of Common Stock on the date of the first Board meeting held in each new fiscal year. Directors who are employees do not receive any additional compensation for their service as directors. Directors are reimbursed for out-of-pocket expenses associated with their attendance at Board meetings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation paid by the Company during the year ended December 31, 2002 to its Chief Executive Officer, and each of the four other most highly paid executive officers (the “Named Executive Officers”):

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year (1)	Salary ($)	Bonus($)	Securities Underlying Options (#) (2)	All Other Compensation ($) (3)
Sterling E. Phillips, Jr., President, Chief Executive Officer and Director	FY 2002 FY 2001 6 Mos 12/31/00 6 Mos 12/31/99 FY 2000	$202,435 158,414 — — —	$75,000 — — — —	713,079 875,725 — — —	$11,097 5,923 — — —
Ronald B. Alexander, Senior Vice President, Chief Financial Officer, and Corporate Secretary	FY 2002 FY 2001 6 Mos 12/31/00 6 Mos 12/31/99 FY 2000	$163,705 16,096 — — —	$40,000 — — — —	— 175,000 — — —	$7,148 805 — — —
George W. Tonn, Senior Vice President	FY 2002 FY 2001 6 Mos 12/31/00 6 Mos 12/31/99 FY 2000	$158,080 107,307 — — —	$25,000 — — — —	— 175,000 — — — —	$7,323 3,576 — — —
Dr. Kenneth Alibek, Senior Vice President	FY 2002 FY 2001 6 Mos 12/31/00 6 Mos 12/31/99 FY 2000	$105,799 129,398 62,115 48,124 97,234	$20,000 — — — —	— — 20,000 15,000 15,000	$5,032 4,519 — — —

Stephen C. Dolbey, Vice President	FY 2002 FY 2001 6 Mos 12/31/00 6 Mos 12/31/99 FY 2000	$199,471 30,600 — — —	$5,000 — — — —	25,000 — — — —	$7,979 72 — — —

(1)	The Company changed its fiscal year during 2001 from June 30th to December 31st. Therefore, fiscal year 2002 represents compensation during the period January 31, 2002 through December 31, 2002; fiscal year 2001 represents compensation during the period January 1, 2001 through December 31, 2001; fiscal year 2000 represents compensation during the period July 1, 1999 through June 30, 2000; and fiscal year 1999 represents compensation during the period July 1, 1998 through June 30, 1999.
(2)	Options granted pursuant to the Company’s 2002 and 2000 Stock Option Plans. For further information of stock option grants during the year ended December 31, 2002, see “Executive Compensation – Stock Option Grants” below.
(3)	Contributions made by the Company under its 401(k) plan.

Stock Option Grants

The Company grants options to its executive officers under its 2002 Stock Option Plan and, in some cases, pursuant to stock option agreements outside any of its equity incentive plans. The following table provides details regarding all stock options granted to the Named Executive Officers during the year ended December 31, 2002:

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#) (2)	% of Total Options Granted to Employees in 2002	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Sterling E. Phillips, Jr.	713,079	88%	2.20	1/23/07	$433,409	$957,736
Ronald B. Alexander	—	—	—	—	—	—
George W. Tonn	—	—	—	—	—	—
Dr. Kenneth Alibek	—	—	—	—	—	—
Stephen C. Dolbey	25,000	3%	2.20	1/23/12	$34,589	$87,655

(1)	Amounts represent hypothetical gains that could be achieved if exercised at end of the option term. The dollar amounts under these columns assume 5% and 10% compounded annual appreciation in the Common Stock from the date the respective options were granted. These calculations and assumed realizable values are required to be disclosed under Securities and Exchange Commission rules and, therefore, are not intended to forecast possible future appreciation of Common Stock or amounts that may be ultimately realized upon exercise. The Company does not believe this method accurately illustrates the potential value of a stock option.
(2)	Options vest one-third upon the date of grant, and one-third each on the first and second anniversaries of the date of grant. The option exercise price is 100% of the fair market value on the date of grant.

Options Exercised and Year End Option Values

The following table sets forth certain information regarding options exercised during the year ended December 31, 2002 and the value of unexercised options held as of December 31, 2002 by the Named Executive Officers:

Aggregated Options Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable	Exercisable	Unexercisable
Sterling E. Phillips, Jr.	—	—	821,510	1,588,804	$578,395	$47,539
Ronald B. Alexander	—	—	116,670	58,330	$121,337	$60,663
George W. Tonn	—	—	116,670	58,330	$151,671	$75,829
Dr. Kenneth Alibek	—	—	35,000	—	$47,950	—
Stephen C. Dolbey	—	—	8,334	16,666	$833	$1,667

(1)	Represents the difference between the exercise price of the options and the closing bid price of the Common Stock on December 31, 2002, which was $2.30 per share. Options that have an exercise price greater than the fiscal year-end market value have not been included in the value calculation.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT

AND CHANGE OF CONTROL ARRANGEMENTS

On January 16, 2001, Mr. Phillips entered into an employment agreement with the Company pursuant to which he was appointed to the positions of President and Chief Executive Officer. The employment agreement provides for an initial term of one year, continuing on a month to month basis thereafter until terminated by either the Company or Mr. Phillips by giving thirty (30) days written notice. Pursuant to the employment agreement, Mr. Phillips purchased 66,667 shares of the Company’s restricted Common Stock, for $0.75 per share. In addition, under the agreement, Mr. Phillips was awarded a five-year, non-qualified stock option to purchase 875,725 shares of the Company’s Common Stock at the exercise price equal to 100% of the fair market value of the common stock on the grant date, exercisable in one-third increments over a two-year period. The employment agreement provides for an initial annual base salary of $175,000, subject to subsequent determination by the Compensation Committee of the Board. Mr. Phillips’ annual salary for the year ended December 31, 2002 was $200,000. Under the agreement, Mr. Phillips is eligible for an annual bonus upon the successful completion of annual milestones as agreed upon by Mr. Phillips and the Board of Directors at the recommendation of the Compensation Committee. The amount of the bonus is determined by the Board with the recommendation of the Compensation Committee. If the Company terminates Mr. Phillips’ employment without “Cause” (as defined in the agreement), Mr. Phillips is entitled to receive, on a bi-weekly basis within 12 months after the date of termination, the sum of (i) his base salary through the date of termination to the extent not already paid, (ii) any compensation he has previously deferred, (iii) any accrued vacation pay, to the extent not already paid, and (iv) the base salary that would have been payable for the twelve month period immediately following such termination. If Mr. Phillips’ employment is terminated for “Cause” (as defined in the agreement) or he voluntarily leaves employment with the Company, he is not entitled to any remuneration past the date of termination. The employment agreement provides for reimbursement of Mr. Phillips’ reasonable expenses incurred in connection with his duties and medical and other customary benefits.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The responsibility of the Compensation Committee is to administer the Company’s executive compensation programs, to monitor corporate performance and its relationship to compensation of executive officers and to make appropriate recommendations concerning matters of executive compensation. This report sets forth the major components of executive compensation and the basis by which 2002 compensation determinations were made with respect to the executive officers of the Company.

Compensation Policy and Guidelines

The main objective of the Company is to maintain and increase the profitability of its operations and to maximize value for stockholders, employees and clients. The goals of the Company’s compensation policy are to align executive compensation with the Company’s long-term business objectives and performance, to enable the Company to attract and retain high-quality executive officers and employees who will contribute to the long-term success of the Company and to reward such executive officers and employees for their successful efforts in attaining objectives beneficial to the growth and profitability of the Company.

In order to achieve the Company’s goals, the Compensation Committee has developed the following principles that serve as guidance for compensation decisions for all employees: (i) to attract and retain the most highly qualified management and employee team, (ii) to pay competitively with prevailing industry standards, (iii) to emphasize sustained performance by aligning monetary rewards with stockholder interests, (iv) to emphasize performance-related contributions as the basis of pay decisions, and (v) to provide incentive bonus awards for management based upon attaining revenue and profitability goals. To implement these policies, the Compensation Committee has designed a compensation program consisting of base salary, an annual incentive bonus plan, stock options and other employment benefits.

Compensation Program Elements

The Company’s compensation levels and benefits are reviewed on an annual basis to determine whether they are competitive and reasonable in light of the overall performance of the Company and the Company’s ability to attract and retain talented executives. The Company’s focus is on growth and profitability.

Base Salary. Salary levels are primarily determined by the Compensation Committee in consideration of the performance of the individual executive, the financial performance of the Company and the prevailing industry standards for similar executives of similar companies. The Company’s philosophy regarding base salaries is conservative, using published industry reports and surveys on executive compensation. The Company compares itself for this purpose with other technology service providers and/or government contracting firms who face similar challenges in their markets. Periodic increases in base salary relate to individual contribution evaluated against established objectives.

Stock Options. The Company believes the compensation program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the interests of stockholders, executives and employees are closely aligned. Through the Company’s 2002 Stock Option Plan, executives and employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The Compensation Committee believes the use of stock options as the basis for long-term incentive compensation meets the Compensation Committee’s defined compensation strategy and the team-based operations approach that the Company has adopted.

Bonus and Incentive Programs. The Company’s executive officers and operating managers participate in an incentive compensation program which awards cash bonuses based on attaining or exceeding specific revenue and profitability goals. Executive officers are entitled to additional cash bonuses based upon performance at the discretion of the Compensation Committee and/or the Chief Executive Officer. In 2001, the Company did not pay cash bonuses to executive officers. The Company did pay cash bonuses to executive officers in 2002 due to the increased performance of the Company and the individual performance of the executive officers receiving bonuses. The cash bonuses paid to the Named Executive Officers in 2002 are set forth in the “Executive Compensation—Summary Compensation Table”.

Severance Compensation. To retain highly qualified executive officers, the Company from time to time enters into severance agreements with certain of its officers. The determination of whether the Company would benefit from a severance agreement with a particular officer is subjective, based upon such officer’s experience and value to the Company.

Other Benefits. The Company’s philosophy is to provide adequate health and welfare oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits.

2002 Compensation for the President and Chief Executive Officer

During 2002, Mr. Phillips was paid an annual base salary of $200,000 and received a $75,000 bonus based upon the Company’s performance against annual budgetary targets established by the Board. In addition, consistent with the Compensation Committee’s goal of increasing employee ownership of Common Stock, described above, Mr. Phillips was awarded options to purchase 713,079 shares of Common Stock in 2002. The options vest over a two year period, with one-third vesting on the date of grant and one-third vesting on each of the first and second anniversaries of the date of grant. The options expire five years from the grant date, and have an exercise price equal to the fair market value of the Common Stock on the grant date. It is the Compensation Committee’s view that the award of these stock options continues to be an effective way of tying Mr. Phillips’ financial interests to those of the Company’s stockholders, since the value of these stock options is directly linked to increases in stockholder value.

Summary

The Compensation Committee believes the total compensation program for executives of the Company, including the Chief Executive Officer, is appropriate and competitive with the total compensation programs provided by similar companies in the industry with which the Company competes. The Compensation Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operating results of the Company on behalf of the Company’s stockholders.

The material in this report is not “soliciting material,” is not deemed filed with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Submitted by the Compensation Committee

Peter C. Belford

Shawna L. Stout

Lincoln D. Faurer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From January 31, 2002 until May 21, 2002, the members of the Compensation Committee were Gerald R. McNichols, John D. Sanders and Gerald R. Young. On May 21, 2002, Dr. Sanders and Mr. Young resigned from the Compensation Committee and Peter C. Belford and Shawna L. Stout replaced them. None of the members of the Compensation Committee during the year ended December 31, 2003 was, during such year or prior thereto, an officer or employee of the Company or any of its subsidiaries, except that Mr. Belford was an officer of the former Analex Corporation, until it was acquired by the Company in November 2001. During the year ended December 31, 2002, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing similar functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

During the year ended December 31, 2002, Mr. Belford was paid $150,008 pursuant to a promissory note issued to him in connection with the November 2001 acquisition of the former Analex Corporation. In July 2002, pursuant to the terms of the merger agreement for the Analex acquisition, the Company issued a promissory note in the principal amount of $200,000 to Mr. Belford with respect to the award of the NASA Expendable Launch Vehicle Integrated Support (ELVIS) contract to the Company. This note has a three-year term, is payable in twelve quarterly payments, and bears an interest rate equal to the prime rate plus one percent, adjustable on an annual basis on the anniversary date of the note. In 2002, the Company paid Mr. Belford $19,542 under this note.

Ms. Stout’s father, Jon M. Stout, has an employment agreement with the Company pursuant to which he was paid $140,000 during the year ended December 31, 2002. See “Certain Relationships and Related Transactions” below.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the Company’s financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Company’s Annual Report of Form 10-K for the year ended December 31, 2002 (the “Annual Report”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee has received from the independent auditors written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with the independent auditors. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1.

The Committee discussed with the Company’s independent auditors the overall scope and plan for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report for filing with the Securities and Exchange Commission.

The members of the Audit Committee at the time of the matters described above in this Report, including the review of audited financial statements for the year ended December 31, 2002, the discussions with management and the Company’s independent auditors related thereto, the receipt from the independent auditors of the written disclosures described above and the recommendation to the Board that the audited financial statements be included in the Annual Report, were Gerald R. McNichols, John D. Sanders and Gerald R. Young. Dr. Sanders and Mr. Young retired from the Board and the Audit Committee on April 1, 2003.

The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

Submitted by the Audit Committee

Gerald R. McNichols

John D. Sanders

Gerald R. Young

COMMON STOCK PERFORMANCE GRAPH

The following graph compares the cumulative, five-year stockholder returns on the Company’s Common Stock with the cumulative returns of the (i) American Stock Exchange Market Index, (ii) the Media General Other Business Services Index, comprised of the common stock of approximately 200 companies, excluding the Company, in diversified business service industries, and (iii) the Media General Information Technology Services Index, comprised of approximately 43 companies, excluding the Company, providing computer and information technology consulting, development and implementation services. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 on July 1, 1998.

Fiscal Year Ending (1)

Company	1998	1999	2000	2001	2002
Analex Corporation	100.00	63.99	37.33	74.66	100.26
Media General Other Business Services Index	100.00	100.07	106.69	89.51	66.18
AMEX Market Index	100.00	98.37	113.11	100.02	96.03
Medial General Information Technology Services Index	100.00	106.09	76.82	79.25	43.08

(1)	The Company changed its fiscal year during 2001 from June 30 to December 31. Therefore, fiscal year 2001 represents the period January 1, 2001 through December 31, 2001; fiscal year 2000 represents the period July 1, 1999 through June 30, 2000; and fiscal year 1999 represents the period July 1, 1998 through June 30, 1999.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent beneficial owners were complied with in a timely manner, except that Mr. Stout did not timely file Form 4s with respect to two transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2002, Lese Ann Kodger, a beneficial holder of more than 5% of the Company’s Common Stock, Alex Patterson, Ms. Kodger’s brother, and Peter C. Belford, a director of the Company, were paid $13,500, $16,500 and $150,008 respectively, pursuant to promissory notes issued in connection with the November 2001 acquisition of the former Analex Corporation. In July 2002, pursuant to the terms of the merger agreement for the Analex acquisition, the Company issued promissory notes in the principal amounts of $200,000 and $700,000 to Mr. Belford and Mr. Patterson, respectively, with respect to the award of the NASA Expendable Launch Vehicle Integrated Support (ELVIS) contract to the Company. Each of these notes has a three-year term, is payable in twelve quarterly payments, and bears an interest rate equal to the prime rate plus one percent, adjustable on an annual basis on the anniversary date of the note. In 2002, the Company paid Mr. Belford and Mr. Patterson $19,542 and $68,396, respectively, under these notes.

Pursuant to the Company’s senior credit facility with Bank of America, N.A., the Company was formerly required to obtain personal guarantees in the amount of $2 million, which the Company procured from two individuals, Dr. McNichols, a director of the Company, and J. Richard Knop, a beneficial holder of more than 5% of the Company’s Common Stock, in exchange for an annual fees of $60,000 and the issuance of warrants to purchase Common Stock at an exercise price of $0.02 per share, with the number of warrants to be based on the duration of the guarantees and a formula related to valuing the Company. Pursuant to the guarantees, the Company issued warrants to purchase 15,556 shares of the Company’s Common Stock at an exercise price of $0.02 per share and paid a fee of $9,833 to each of Dr. McNichols and Mr. Knop in 2002, relating to the two-month period ended December 31, 2001. The Company issued additional warrants to purchase 99,261 shares of Common Stock and a paid an additional fee of $58,667 to each of Dr. McNichols and Mr. Knop as consideration for the guarantees for the 2002 calendar year. On December 20, 2002, each of Dr. McNichols and Mr. Knop were released from the guarantees.

Mr. Stout has an employment agreement with the Company pursuant to which he serves as Chairman. Mr. Stout was paid a salary of $140,000 under this employment agreement during the year ended December 31, 2002.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE 2002 STOCK OPTION PLAN

On March 20, 2002, the Board adopted the Hadron, Inc. 2002 Stock Option Plan (the “Plan”), which was approved by the Company’s stockholders at the 2002 annual meeting of stockholders. On April 10 and 11, 2003, the Board approved certain amendments to the Plan, described below, subject to approval by the stockholders at the Annual Meeting. A copy of the Plan, as proposed to be amended, is attached as Appendix B to this Proxy Statement.

The Board adopted an amendment to the Plan to increase the number of shares authorized to be issued under the Plan from one million five hundred thousand (1,500,000) shares of Common Stock to two million (2,000,000) shares of Common Stock. This amendment is reflected in Section 4(a) of the Plan attached to this Proxy Statement. This increase is necessary in order to continue granting options in a manner consistent with past practice. The Board believes that continuing to grant options is appropriate and essential for the Company to closely align the interests of employees, officers and directors with the interests of the Company’s stockholders. Approval of this amendment by the stockholders is necessary to qualify certain options granted under the Plan for favorable tax treatment as incentive stock options under Section 422 of the Internal Revenue Code.

The Board also approved an amendment to the Plan to provide that non-employee directors will be granted an option to purchase 5,000 shares of Common Stock upon such director’s initial election or appointment to the Board and then granted 5,000 options on the date of the first Board meeting held in each new fiscal year thereafter. This amendment is reflected in Section 5(b) of the Plan attached to this Proxy Statement. The Plan currently provides that all non-employee directors will receive an option to purchase 5,000 shares of Common Stock up on the date of their initial election or appointment and then on the date of each anniversary of such election or appointment every year after. This schedule of grants has become unworkable due to accelerated reporting requirements under the securities laws. Under the amended Plan, all of the non-employee directors would receive their options on the same day, the date of the Board meeting, instead of staggered out over their various anniversaries. This grant schedule would reduce the Company’s costs associated with filing reports and the risk of non-compliance related to such grants.

Finally, the Board approved an amendment to the Plan providing that the Board shall obtain stockholder approval of any amendment to the Plan or any option granted thereunder to the extent that the Board determines that stockholder approval is necessary to qualify for exemption under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. This amendment is reflected in Section 11 of the Plan attached to this Proxy Statement. The Plan formerly provided that provisions in the Plan related to the automatic grants of options to non-employee directors could be amended not more frequently than once every six months, and that no amendment to such provisions could become effective earlier than six months after Board approval, unless approved by the stockholders. These provisions were intended to comply with a legal requirement that no longer exists under the current Rule 16b-3. The proposed amendment would update the Plan to reflect the revisions made to Rule 16b-3.

The Board has also approved certain typographical and other amendments to the Plan which do not require stockholder approval, including changing the name of the Plan from the Hadron, Inc. 2002 Stock Option Plan to the Analex Corporation 2002 Stock Option Plan to reflect the Company’s name changed effected in 2002.

Summary of the Plan

The following summary of the principal features of the Plan is qualified in its entirety by reference to the text of the Plan set forth in Appendix B attached to this Proxy Statement. This summary assumes that the amendments described above have been approved by the stockholders.

The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options to purchase an aggregate of up to 2,000,000 shares of Common Stock.

The Plan is administered by the Compensation Committee consisting of Messrs. Belford and Faurer and Ms. Stout. Each of the members of the Committee is a “non employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Compensation Committee has full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price. Any person who performs or has performed services for the Company, whether as a director, officer, employee, consultant or other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company, is eligible to receive options under the Plan. The Company currently has 8 directors and approximately 525 employees. The number of consultants, independent contractors and other persons performing services for the Company varies based upon the Company’s operations.

Each option is evidenced by a written agreement in a form approved by the Compensation Committee. Options granted under the Plan generally are not transferable by the optionee other than by will or by the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the Plan.

Under the Plan, the exercise price of an incentive stock option generally must be at least equal to 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of options granted to employees who are 10% stockholders). The exercise price of a non-qualified stock option generally must be not less than the fair market value of the Common Stock on the date of grant. Options granted with respect to certain acquisition transactions to which the Company is a party may have such exercise price as the Compensation Committee determines. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% stockholder).

Each non-employee director elected or appointed to the Board automatically receives, on the date of his or her first initial appointment to the Board, an option to purchase 5,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the initial grant date. Furthermore, each non-employee director automatically receives, on the date of the first Board meeting held in each new fiscal year of the Company, an option to purchase 5,000 shares of the Company’s Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable grant date.

The vesting for each option will be set forth in the individual option agreements. Each option generally terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) ninety days after the cessation of the optionee’s employment or service as a member of the Board (to the extent vested upon the date of such cessation).

In the event of a change of control of the Company, the unexercised and unvested portion of each outstanding option shall become fully vested and exercisable as of the date of the change of control.

The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive an optionee, without his or her consent, of any option granted to the optionee pursuant to the Plan or of any of his rights under such option. Except as provided in the Plan, the Board shall obtain the approval of the stockholders of any amendment to the extent the Board determines such approval is desirable or necessary under applicable law, rule or regulation, including Rule 16b-3.

Federal Tax Information

Pursuant to the Plan, the Company may grant either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options.

An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market of the shares at the date of the option exercise and (b) the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as non-qualified options. An optionee will not recognize any taxable income at the time he or she receives a non-qualified option grant. However, upon exercise of the non-qualified option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a non-qualified option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Certain Option Holders under the Plan

The following table sets forth the number of stock options granted under the Plan held as of April 7, 2003 by (i) the Named Executive Officers, (ii) nominees for election to the Board of Directors, (iii) the Company’s current executive officers as a group, (iv) the Company’s directors who are not employees as a group, and (v) all employees of the Company who are not executive officers as a group.

Name	Options Granted
Sterling E. Phillips, Jr.	913,079
Ronald B. Alexander	100,000
Stephen C. Dolbey	75,000
Dr. Kenneth Alibek	—
George W. Tonn	—
Gerald R. McNichols, Sc.D.	5,000
Jon M. Stout	—
Shawna L. Stout	5,000
Peter C. Belford, Sr.	—
Lincoln D. Faurer	—
Alan L. Kaplan	—
Daniel R. Young	—
Current executive officers as a group	1,263,079
Directors who are not employees as a group	10,000
Employees who are not executive officers as a group	37,000

Equity Compensation Plan Information

The Company does not have any equity compensation program that was not approved by stockholders. Set forth below is certain information, as of December 31, 2002, regarding equity compensation plans that have been approved by stockholders. This information does not take into account the increase in the number of shares eligible for issuance under the Plan subject to stockholder approval under this Proposal No. 2.

Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price	Number of securities remaining available for issuance under the plan(s)
Stock Option Plans	2,456,100	$1.55	666,900

Market Value of Common Stock

The closing price per share of the Company’s Common Stock on the American Stock Exchange as of April 8, 2003 was $2.49.

The Board of Directors Unanimously Recommends that the

Stockholders Vote FOR Approval of the

Amendments to the Company’s 2002 Stock Option Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF THE COMPANY

Ernst & Young LLP, Certified Public Accountants, have been the independent auditors for the Company since 1996 and their reappointment as independent auditors for the 2003 fiscal year has been approved by the Audit Committee of the Board of Directors, subject to ratification by the stockholders.

The Company has been advised by Ernst & Young LLP that neither Ernst & Young nor any of its members has had any relationship with the Company or any of its affiliates during the past three years other than as independent auditors. The Company has been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2002:

Description of Services	Fees
Audit fees (1)	$95,100
Other audit-related fees (2)	$53,500
All other fees	$6,000

Total	$154,600

(1)	Represents the aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s 2002 annual financial statements and for the review of the financial statements included in the Company’s quarterly reports during the year ended December 31, 2002.
(2)	Represents fees for professional services rendered in connection with the acquisition of the former Analex Corporation.

The Audit Committee has determined that the rendering of the professional services in connection with the acquisition of former Analex Corporation by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

The Board of Directors Unanimously Recommends that the

Stockholders Vote FOR Ratification of the Appointment of Ernst & Young, LLP

as the Company’s Independent Auditors for 2003.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in proxy materials for the Company’s 2004 annual meeting of stockholders, stockholder proposals must be received at the Company’s principal executive offices no later than December 2, 2003, unless such meeting is held more than 30 days before or after May 20, 2004, in which case the deadline for the receipt of such proposals will be a reasonable time prior to the date the Company prints and mails its proxy materials for such meeting. A stockholder who wishes to present a proposal at the Company’s 2004 annual meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices by March 30, 2004, unless such meeting is held more than 30 days before or after May 20, 2004, in which case the deadline for the receipt of such proposals will be a reasonable time before the Company mails its proxy materials for such meeting.

ANNUAL REPORT

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2002, including the financial statements and notes thereto is being mailed to stockholders of record along with this Proxy Statement. The Annual Report is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy material.

The Company will provide without charge a copy of its 2002 Annual Report on Form 10-K, including the financial statements and the financial statement schedules required to be filed with the SEC. The Company will furnish any exhibit described in the list accompanying the 2002 Form 10-K upon the payment, in advance, of the specified reasonable fees related to the Company’s furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to the Company at its principal executive office, 5904 Richmond Highway, Suite 300, Alexandria, Virginia 22303, Attention: Corporate Secretary.

OTHER MATTERS

The Board knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

By Order of the Board

/s/ RONALD B. ALEXANDER
Ronald B. Alexander
Senior Vice President, Chief Financial Officer and Corporate Secretary

Date: April 14, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER

Analex Corporation

Audit Committee Charter

Adopted January 29, 2003

The Board of Directors of Analex Corporation has long been committed to maintaining a corporate accounting and financial reporting system that meets the highest ethical and regulatory standards and is free of fraud, inaccuracies, misrepresentation and obfuscation. This is a responsibility and commitment shared by every director, executive and employee of the Company. The Board has confidence in the financial systems, processes and personnel of the Company and will take all necessary steps to maintain the quality and integrity of our financial reporting.

In consideration of the Sarbanes-Oxley Act, new SEC regulations and emerging requirements from public stock exchanges, the charter for the Audit Committee of the Board of Directors of Analex Corporation is hereby revised. The revised Charter is effective immediately and until modified or revoked by the Board.

The Audit Committee shall:

•	Be comprised of three (3) directors meeting the test of “independence” as set forth by the SEC and/or the exchange on which Analex stock is traded. Audit committee members shall also satisfy SEC and or stock exchange requirements regarding their level of financial “literacy” or “expertise”.

•	Have sole authority to select and oversee the Company’s independent auditors.

•	Establish, in conjunction with management, a process for receiving and handling complaints from employees or others regarding Company accounting practices.

•	Be authorized to engage independent advisors as required to fulfill its obligations.

•	Be assured of adequate funding to engage any registered public accounting firm for audits, reviews or attest services or to engage any advisors employed by the Audit Committee.

The Board of Directors recognizes that insuring the integrity of the financial reporting systems is its responsibility and the Audit Committee is chartered to assist the full Board in fulfilling this obligation. In performing its duties, the Audit Committee is expected to:

•	Meet a minimum of four (4) times per year to review and evaluate Company financial reporting as well as the advice and performance of the Company’s independent auditors. If the Committee identifies problems, issues or concerns, it is authorized to meet as frequently as necessary and take any other steps that may be required to fully investigate the matter and recommend a corrective course of action to the Board.

•	Receive, evaluate and investigate any complaints regarding the Company’s accounting practices. Report such complaints to the Board along with the findings, conclusions and recommendations of the Committee regarding disposition of the complaint.

•	Report to the Board any concerns or issues regarding Company management’s performance or cooperation related to the Audit Committee or any aspect of the Company’s financial reporting system.

Through its independence, financial expertise and more detailed review of Company financial reporting, processes and personnel, the Audit Committee will increase the awareness, sensitivity and responsiveness of the Board of Directors to weaknesses in the financial systems of Analex Corporation.

APPENDIX B

ANALEX CORPORATION

2002 STOCK OPTION PLAN

(formerly known as “Hadron, Inc. 2002 Stock Option Plan,”

as amended and restated, through May 20, 2003)

1.	Purpose. The purpose of this Analex Corporation 2002 Stock Option Plan (the “Plan”) is to further the interests of Analex Corporation, a Delaware corporation and successor by merger to Hadron, Inc. (the “Company”), and its shareholders by providing incentives in the form of grants of stock options to key employees and other persons who contribute materially to the success and profitability of the Company.

2.	Definitions. The following definitions shall apply to the Plan:

(a)	“Board” means the board of directors of the Company.

(b)	“Change of Control” means:

i.	a determination or agreement by the Company to sell substantially all of its assets, merge, dissolve, liquidate or reorganize;

ii.	a determination or agreement by the holders of a majority of the Common Stock of the Company to sell a majority of the outstanding Common Stock of the Company to a third party; or

iii.	the occurrence of any other change in control event, as defined by the Board.

(c)	“Code” means the Internal Revenue Code of 1986, as amended, and includes applicable Treasury regulations.

(d)	“Committee” means the Compensation Committee of the Board. The Committee shall (i) consist of not less than three (3) members of the Board who are not employees of the Company, (ii) be constituted to satisfy the applicable requirements of Rule 16b-3 for qualification of the transactions contemplated under the Plan for exemption under Rule 16b-3, and (iii) be constituted to satisfy the applicable requirements of Code Section 162(m) for qualification of the transactions contemplated under the Plan for exemption under Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

(e)	“Common Stock” means the Common Stock, par value $0.02, of the Company, or such other class of shares or securities to which the Plan may apply pursuant to Section 8 of the Plan.

(f)	“Company” means Analex Corporation, a Delaware corporation and successor by merger to Hadron, Inc.

(g)	“Date of Grant” means the date on which an Option is granted.

(h)	“Disability” means total and permanent inability, by reason of illness or accident, to perform the duties of the Recipient’s occupation or position with the Company, as determined by the Board based upon medical evidence acceptable to the Board.

(i)	“Eligible Person” means any person who performs or has in the past performed services for the Company, whether as a director, officer, Employee, consultant or other independent contractor, and any person who performs services relating to the Company as an employee or independent contractor of a corporation or other entity that provides services for the Company.

(j)	“Employee” means any person employed on an hourly or salaried basis by the Company. In the case of a Recipient who is an Employee of the Company, such person must be employed by the Company at the time the Option is granted.

(k)	“Fair Market Value” as of a particular date shall mean the fair market value of the Common Stock. If the Common Stock is admitted to trading on a national securities exchange, fair market value of the Common Stock on any date shall be the closing price reported for the Common Stock on the last day preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of the Common Stock on any date shall be the closing sale price reported for the Common Stock on such system on the last date preceding such date on which a sale was reported. If the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, the fair market value of the Common Stock on any date shall be the average of the highest bid and lowest asked prices of such Common Stock on such system on the last date preceding such date on which both bid and ask prices were reported. If the Board determines that the value of the Common Stock determined on the basis of selling or bid and asked prices as provided above in this Section 2(k) does not reflect the fair market value of the Common Stock, then the fair market value of the Common Stock shall be determined by the Board in its sole discretion and in good faith as required by Section 422 of the Code. If the Common Stock is not admitted to trading on a national securities exchange or to quotation on the Nasdaq System or other comparable quotation system, then the fair market value of the Common Stock shall be determined by the Board in its sole discretion and in good faith as required by Section 422 of the Code.

(l)	“Incentive Stock Option” means a stock option, granted pursuant to this Plan or any other Company plan, that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a subsidiary corporation within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(m)	“Non-Qualified Stock Option” means a stock option, granted pursuant to the Plan, that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company.

(n)	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(o)	“Option Agreement” means a written agreement, between the Company and a Recipient, that sets out the terms and restrictions of an Option.

(p)	“Option Shareholder” means a Recipient who has acquired Shares upon exercise of an Option.

(q)	“Option Shares” means Shares that a Recipient receives upon exercise of an Option.

(r)	“Plan” means this Analex Corporation 2002 Stock Option Plan (formerly known as “Hadron, Inc. 2002 Stock Option Plan”) as amended and restated, through May 20, 2003, and as further amended from time to time.

(s)	“Recipient” means an individual who receives an Option.

(t)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(u)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 8 of the Plan.

3.

Administration. The Committee shall administer the Plan. The Committee has the exclusive power to select the Recipients of Options pursuant to the Plan, to establish the terms of the Options granted to each Recipient, to modify or amend any Option, and to make all other determinations necessary or advisable. The Committee has the sole discretion to determine whether the performance of an Eligible Person warrants the grant of an Option, and to determine the size and type of the Option. The Committee has full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan’s administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the

Plan, or in any Agreement, in the manner and to the extent it deems necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee also has the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient’s employment for purposes of the Plan. Any of the Committee’s determinations shall be final and binding on all persons. A member of the Committee shall not be liable for performing any act or making any determination in good faith.

4.	Shares Subject to Plan; Substitution Awards.

(a)	Subject to the provisions of Section 8 of the Plan and the authority granted to the Committee pursuant to Section 3 above, the maximum aggregate number of Shares that may be subject to Options is two million (2,000,000). The Shares may be authorized but unissued Shares, or may be treasury stock of the Company. If an unexercised Option expires or becomes unexercisable, the unpurchased Shares subject to such Option shall be available for other Options. If any Shares (whether subject to or received pursuant to an Option granted under the Plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the exercise price of an Option) are withheld or applied as payment by the Company in connection with the exercise of an Option or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for future Options under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(b)	The Committee may grant Options under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with a merger or other consolidation of the employing corporation with and into the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of the property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as they deem appropriate under the circumstances. Any substitute awards granted under this provision shall not count against the share limitation set forth in Section 4(a) above.

5.	Eligibility; Non-Employee Director Grants.

(a)	Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Option. However, only an Employee may receive an Incentive Stock Option. The Committee’s grant of an Option to a Recipient in any year does not entitle the Recipient to an Option in any other year. Furthermore, the Committee may grant Options on different terms to different Recipients and/or to the same Recipient if the Recipient is awarded more than one Option. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Options. Recipients may include persons who previously received stock, stock options, stock appreciation rights, or other benefits under the Plan or another plan of the Company, whether or not the previously granted benefits have been fully exercised or vested. Nothing in the Plan or any Option, or in any agreement entered into pursuant to the Plan shall confer upon any Employee, director or outside consultant the right to continue in the employ or service of the Company or effect any right which the Company may have to terminate the employment or service of such Employee, director, or outside consultant regardless of the effect of such termination of employment or service on the rights of the Employee, director or outside consultant under the Plan or any Option. Any Option granted by the Committee to a non-employee director elected or appointed to the Board must be ratified by the Board.

(b)

Each non-employee director elected or appointed to the Board shall automatically receive, on the date of his or her first initial appointment to the Board, an Option to purchase 5,000 shares of Common Stock (the “Initial Option”) at a per share exercise price equal to the Fair Market Value of the Common Stock on the initial grant date. In addition, each non-employee director shall automatically receive on the date of the first Board meeting held in each new fiscal year an option to purchase 5,000 shares of the Company’s Common Stock exercisable at a per share value equal to the Fair Market Value for the

Common Stock on the applicable additional grant date to the extent that options remain available under the Plan. Each Option granted under this Section 5(b) shall terminate, to the extent not exercised prior thereto, upon the earlier to occur of (i) the tenth anniversary of grant and (ii) 90 days after the cessation of the Recipient’s service as a member of the Board (to the extent vested upon the date of such cessation), unless the Committee or the Board sets an earlier or later expiration date in establishing the terms of the Option at grant or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Recipient’s cessation as a member of the Board.

6.	Options. The Committee may grant Options to purchase Common Stock to Recipients in such amounts as the Committee determines in its sole discretion. Except as otherwise limited herein, an Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option. The Committee may grant an Option alone or in addition to another Option. Each Option shall satisfy the following requirements:

(a)	Written Agreement. Each Option granted to a Recipient shall be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients or for the same Recipient if awarded more than one Option. The Option Agreement shall contain such provisions as the Committee deems appropriate and shall include a description of the substance of each of the requirements in this Section 6.

(b)	Designation of Type of Option. Each Option Agreement shall state on its face whether the Option is intended to be a “tax qualified,” incentive stock option under Code Section 422, or a “nonqualified,” stock option subject to Code Section 83.

(c)	Number of Shares. Each Option Agreement shall specify the number of Shares that the Recipient may purchase upon exercise of the Option. No Recipient shall be granted, in any calendar year, Options to purchase more than 1,000,000 Shares. The limitation described in this Section 6(c) shall be adjusted proportionately in accordance with Section 8 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 8 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(c).

(d)	Exercise Price.

(i)	Incentive Stock Options. Except as otherwise provided in subsection 6(d)(iii) or subsection 6(m) of the Plan, the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee, but shall not be less than the Fair Market Value of the Share on the Date of Grant.

(ii)	Non-Qualified Stock Options. Except as otherwise provided in subsection 6(d)(iii) of the Plan or in this subsection 6(d)(ii), in the case of Options intended to be “nonqualified” stock options issued to Employees, the exercise price shall be at least one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, such that the amount of compensation such Recipient/Employee shall realize on exercise shall be based solely on the increase in the value of the Shares subsequent to the Grant Date, as required by Regulation Section 1.162-27. Notwithstanding the foregoing, such exercise price may be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date if the amount below Fair Market Value is attributable to the attainment of a performance goal that satisfies the requirements of Regulation Section 1.162-27 and Code Section 162(m), or any successor statute or Regulation regarding the same subject matter. The exercise price of “Non-Qualified Stock Options” issued to non-employees shall equal the exercise price designated by the Committee. Notwithstanding the foregoing, in no event will the exercise price of a Non-Qualified Stock Option be less than the par value of the Common Stock on the Grant Date.

(iii)

Exceptions.    Any Option that is (1) granted to a Recipient in connection with an acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Recipient immediately prior to such Acquisition, and (3) intended to preserve for the Recipient the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value. Any Non-Qualified Option that is granted to a Recipient not previously employed by the Company, or a parent or subsidiary of the Company, as a material inducement to the Recipient’s commencing employment with the Company may be granted with such exercise price as the Committee determines to be necessary to provide such material inducement.

(e)	Duration of Option.

(i)	Incentive Stock Option. Except as otherwise provided in Section 6, an Incentive Stock Option shall expire on the earlier of the tenth anniversary of the Date of Grant or the date set by the Committee on the Date of Grant.

(ii)	Non-Qualified Stock Option. Except as otherwise provided in this Section 6, a Non-Qualified Stock Option shall expire on the tenth anniversary of its Date of Grant or, at such earlier or later date set by the Committee on the Date of Grant.

(f)	Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole discretion, may accelerate the vesting of any Option at any time.

(g)	Death. If a Recipient dies, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the date of the Recipient’s death or the date specified in Section 6(e) of the Plan. During the one-year period following the Recipient’s death, the Option may be exercised by the beneficiary or the estate of the Recipient to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 8 of the Plan.

(h)	Disability. If the Recipient terminates employment with the Company because of his Disability, an Option granted to the Recipient shall expire on the earlier of the one-year anniversary of the Recipient’s last day of employment with the Company or the date specified in Section 6(e) of the Plan. During the one-year period following the Recipient’s termination of employment by reason of Disability, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 8 of the Plan.

(i)	Retirement. If the Recipient terminates employment with the Company by reason of normal retirement under the Company’s retirement policies, an Option granted to the Recipient shall expire on the earlier of 90 days after the Recipient’s last day of employment or the date specified in Section 6(e) of the Plan. During the 90 day period following the Recipient’s normal retirement, the Option may be exercised as to the number of Shares for which the Option would have been exercisable on the retirement date, subject to any adjustment under Section 8 of the Plan.

(j)	Termination of Service. Subject to Section 6(e) of the Plan, if the Recipient’s employment with the Company terminates for any reason other than death, Disability or retirement, an Option granted to the Recipient shall expire 30 days after the Recipient’s last day of employment, unless the Committee sets a later expiration date on the Date of Grant. The Committee may not delay the expiration of an Incentive Stock Option more than 90 days after termination of the Recipient’s employment. During any delay of the expiration date, the Option shall be exercisable only to the extent it is exercisable on the date the Recipient’s employment terminates, subject to any adjustment under Section 8 of the Plan.

(k)

Cause.    Notwithstanding any provisions set forth in the Plan, if the Recipient (i) commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (ii) breaches any covenant not to compete or employment agreement with the Company, or (iii) willfully and continuously fails to perform substantially his duties with the Company (other than any failure due to the Recipient’s death or Disability), any unexercised portion of the Option shall expire immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the

Company. No act or failure to act shall be deemed willful unless the Recipient acts or fails to act not in good faith and without reasonable belief that his action or failure is in the best interest of the Company.

(l)	Conditions Required for Exercise. An Option is exercisable only to the extent it is vested according to the terms of the Option Agreement. Furthermore, an Option is exercisable only if the issuance of Shares upon exercise would comply with applicable securities laws. Each Option Agreement shall specify any additional conditions required for the exercise of the Option, such as the execution of a Stock Restriction Agreement by the Recipient in a form specified by the Company.

(m)	Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, shall have an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. For purposes of calculating stock ownership of any person, the attribution rules of Code Section 424(d) shall apply, and any stock that such person may purchase under outstanding options shall not be considered.

(n)	Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of Shares with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall be deemed a Non-Qualified Stock Option.

(o)	Method of Exercise. An Option shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the Secretary of the Company (or his delegate, in his absence) of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with any other requirements in the Recipient’s Option Agreement and such other reasonable requirements as the Committee establishes pursuant to Section 7 of the Plan. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The acceptable form of consideration may consist of any combination of cash, certified check in an amount equal to the full exercise price, wire transfer or, subject to the approval of the Committee: (i) pursuant to Section 6(p) of the Plan, promissory note; (ii) Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either has held for at least six months or has purchased on the open market; (iii) pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Recipient has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Recipient by reason of such exercise, or through simultaneous sale through a broker of Shares acquired upon exercise. No person shall have the rights of a shareholder with respect to Shares subject to an Option until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option shall not affect the holder’s right to exercise the remainder of the Option from time to time in accordance with the Plan.

(p)	Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall apply to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a promissory note and any other documents deemed necessary by the Company.

(q)

Designation of Beneficiary.    Each Recipient may file with the Company a written designation of a beneficiary to receive the Recipient’s Options in the event of the Recipient’s death prior to full exercise of such Options. If the Recipient does not designate a beneficiary, or if the designated beneficiary does not survive the Recipient, the Recipient’s estate shall be his beneficiary. Recipients may, by written notice to the Company, change a beneficiary designation.

(r)	Nontransferability of Option.

(i)	Except as provided in subsection 6(r)(iii) below, each Option shall be exercisable only by the Recipient during the Recipient’s lifetime, or, if permissible under applicable law, by the Recipient’s guardian or legal representative.

(ii)	Except as provided in subsection 6(r)(iii) below, no Option (prior to the time, if applicable, Shares are issued in respect of such Option), and no right under any Option, may be assigned, alienated, pledged, attached, sold or otherwise transferred to encumbered by a Recipient otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii)	To the extent and in the manner permitted by applicable law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Recipient may transfer a Non-Qualified Stock Option to:

(A)	a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Recipient (including adoptive relationships);

(B)	any person sharing the Recipient’s household (other than a tenant or employee);

(C)	a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D)	a foundation in which persons described in (A) or (B) or the Recipient control the management of assets; or

(E)	any other entity in which the persons described in (A) or (B) or the Recipient own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Recipient, in exchange for an interest in such entity.

(s)	Change of Control. In the event of a Change of Control, the portion of an outstanding Option that is not then vested and/or exercisable shall become fully vested and exercisable as of the date of such Change of Control. If a Change of Control occurs, the Committee in its discretion may, at the time an Option is awarded or at any time thereafter, take one or more of the following actions: (i) provide for payment to the Recipient of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise of the Option had the Option been exercised or paid upon the Change in Control, (ii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change in Control, (iii) cause the Option to be assumed, or new rights substituted therefor, by another entity, (iv) make such other provision as the Committee may consider equitable to Recipients and in the best interests of the Company, or (v) designate a date when each outstanding Option, if not exercised, shall terminate; provided however, that such a date shall not be so designated unless the Committee provides at least 30 days advance written notice of the date of termination to each Recipient. In any such event, all other provisions, terms and conditions of this Plan shall remain in full force and effect and the Committee is expressly authorized to take the action described in the preceding sentence and to amend this Plan or take such other actions as may be necessary, appropriate or incidental to the actions described above.

7.	Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient or his beneficiary or to require the Recipient or his beneficiary to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient or his beneficiary recognizes income for federal, state, and/or local tax purposes with respect to any Option.

The Board may grant Options and the Company may deliver Shares under the Plan only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. The Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Board deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 7. No Option may be exercised, and Shares may not be issued under the Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Board to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option or receipt of Shares. In addition, the Board may require such consents and releases of taxing authorities as the Board deems advisable.

With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act, as such Rule may be amended from time to time, or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Board or the Company fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

8.	Adjustments.

(a)	If a stock dividend, stock split, share combination, exchange of shares, recapitalization, consolidation, spin-off, reorganization, or liquidation of or by the Company shall occur, the Board shall adjust the number and class of Shares for which Options are authorized to be granted, the number and class of Shares then subject to Options previously granted, and the price per Share payable upon exercise of each Option to the extent the Board deems appropriate to reflect the applicable transaction.

(b)	The Board or the Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Board of the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the Recipient, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

9.	Liability of the Company. The Company shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Option.

10.

Indemnity of Board or Committee.    The Company hereby indemnifies and holds harmless the members of the Board or the Committee against all liability and expenses (including reasonable attorney, paralegal, and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Board (for the purposes of administration of the Plan) or the Committee, provided that such individual (i) acted, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Employees, directors, outside consultants and Recipients, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

11.	Amendment and Termination of Plan. The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive a Recipient, without his consent, of any Option granted to the Recipient pursuant to the Plan or of any of his/her rights under such Option. The Board shall obtain shareholder approval of any amendment of the Plan or any Option to the extent the Board determines that it is desirable to obtain approval of the Company’s shareholders, to qualify for exemption under Rule 16b-3, to retain eligibility for exemption from the limitations of Code Section 162(m), to have available the ability for Options to qualify under Code Section 422 as Incentive Stock Options, to comply with the requirements of any exchange or quotation system on which the Common Stock is listed or quoted, or for any other purpose the Board deems appropriate.

12.	Trading Policy Restrictions. Option exercises under the Plan shall be subject at all times to the Company’s insider trading policy related restrictions, terms and conditions as may be established by the Board, or any committee thereof, from time to time.

13.	Expenses of Plan. The Company shall bear the expenses of administering the Plan.

14.	Duration of Plan. Options may be granted only during the 10 years immediately following the original effective date of the Plan.

15.	Notices. All notices to the Company shall be in writing and shall be delivered to the Secretary of the Company. All notices to a Recipient shall be delivered personally or mailed to the Recipient at his address appearing in the Company’s personnel records. The address of any person may be changed at any time by written notice given in accordance with this Section 15.

16.	Applicable Law. The validity, interpretation, and enforcement of the Plan are governed in all respects by the laws of Delaware and the United States of America.

17.	Effective Date. The effective date of the Plan shall be the earlier of (i) the date on which the Board adopts the Plan or (ii) the date on which the shareholders approve the Plan.

Date Plan adopted by Board of Directors:	March 20, 2002 (subject to shareholder approval)

Date Plan adopted by Shareholders:	May 21, 2002

Date Plan amended and restated by the Board of Directors:	April 11, 2003 (subject to shareholder approval)

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANALEX CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2003

The undersigned appoints Sterling E. Phillips, Jr. and Ronald B. Alexander, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of Analex Corporation on May 20, 2003, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement:

1.	ELECTION OF DIRECTORS

☐    FOR the EIGHT nominees listed below (except as marked to the contrary below)

☐    WITHHOLD AUTHORITY to vote for the EIGHT nominees listed below

Jon M. Stout, Peter C. Belford, Sr., Lincoln D. Faurer,

Alan L. Kaplan, Gerald R. McNichols,

Sterling E. Phillips, Jr., Shawna Stout,

and Daniel R. Young

INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name in the space provided below:

2.	Proposal to approve amendments to the Company’s 2002 Stock Option Plan.

☐    FOR this proposal

☐    AGAINST this proposal

☐    ABSTAIN

3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2003.

☐    FOR this proposal

☐    AGAINST this proposal

☐    ABSTAIN

4.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This Proxy when properly executed will be voted as directed. If no direction is indicated, this Proxy will be voted FOR the election of the eight named individuals as directors, FOR the amendments to the 2002 Stock Option Plan, and FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2003.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged

Stockholder’s Signature

Joint Holder’s Signature (If applicable)
Date: